Calculation of Filing Fee Tables
S-1
Azitra, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	255,699,381	$ 0.18315	$ 46,831,341.63	0.0001381	$ 6,467.41
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 46,831,341.63		$ 6,467.41
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,467.41
Offering Note
[1]	(1) The registration statement registers the resale by the selling stockholders of an aggregate of 255,699,381 shares of Common Stock, consisting of (i) 85,223,129 shares of Common Stock issuable upon either (x) the conversion of 10,485 shares of our Series A Convertible Non-Redeemable Preferred Stock (the "Series A Preferred Stock") into shares of Common Stock (the "Series A Conversion Shares") or (y) the exercise of prefunded-warrants, issued upon conversion of the Series A Preferred Stock in lieu of the Series A Conversion Shares, to purchase up to 85,223,129 shares of Common Stock; (ii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series B Common Stock Purchase Warrants (the "Series B Warrants," and such shares issuable upon exercise of the Series B Warrants, the "Series B Warrant Shares") or (y) the exercise of prefunded-warrants, issued upon exercise of the Series B Warrants in lieu of the Series B Warrant Shares, to purchase up to 85,223,126 shares of Common Stock;and (iii) 85,223,126 shares of Common Stock issuable upon either (x) the exercise of Series C Common Stock Purchase Warrants (the "Series C Warrants," and such shares issuable upon exercise of the Series C Warrants, the "Series C Warrant Shares") or (y) the exercise of prefunded-warrants, issued upon exercise of the Series C Warrants in lieu of the Series C Warrant Shares, to purchase up to 85,223,126 shares of Common Stock. (2) Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant's Common Stock as reported on the NYSE American on May 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date